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                                                                   EXHIBIT 4(ii)


                         NOVAMETRIX MEDICAL SYSTEMS INC.

                      Form of Employee Warrant Certificate



                  Date of Grant:
                  Name of Employee:
                  Number of Shares:
                  Price Per Share:

                  This is to certify that, effective on the date of grant specified above, the Board of Directors (the "Board") of Novametrix Medical Systems Inc. (the "Company") has granted to the above-named employee (the "Employee") a warrant to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.01 par value (the "Stock"), of the Company set forth above.

                  The terms and conditions of the warrant granted hereby are as follows:

                  1. The price at which each share of Stock subject to this warrant may be purchased shall be the price set forth above, subject to any adjustments which may be made pursuant to Section 9 hereof.

                  2. Subject to the terms and conditions set forth herein, this warrant shall become exercisable to purchase the shares of Stock covered by this warrant only in accordance with the following schedule:

                                       Cumulative Percentage
                                       of Aggregate Number of
                                       Shares of Stock Covered
                                       by Warrant which May Be
Exercise Period                        Purchased
---------------                        -----------------------



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less, in the case of each exercise period, the number of shares of Stock, if any, previously purchased hereunder. This warrant shall terminate and no shares of Stock may be purchased hereunder more than ten years after the date of grant.

                  3. Except as provided in Section 7 hereof, this warrant may not be exercised unless the Employee is in the employ of the Company or one of its parent or subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Code, and referred to herein as "Parent" and "Subsidiary", respectively) at the time of such exercise and shall have been such an employee continuously since the date of grant of this warrant. For purposes of this warrant, service as a director, officer or consultant of the Company or any Parent or Subsidiary shall be considered employment.

                  4. Subject to the terms and conditions set forth herein, the Employee may exercise this warrant at any time as to all or any of the shares of Stock then purchasable in accordance with Section 2 hereof by delivering to the Company written notice specifying:

                  (i) the number of whole shares of Stock to be purchased together with payment in full of the aggregate warrant price of such shares, provided that this warrant may not be exercised for less than ten (10) shares of Stock or the number of shares of Stock remaining subject to warrant, whichever is smaller;

                  (ii) the name or names in which the stock certificate or certificates are to be registered;

                  (iii) the address to which dividends, notices, reports, etc. are to be sent; and

                  (iv) the Employee's social security number.


Only one Stock certificate will be issued unless the Employee otherwise requests in writing. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges. If the Employee so requests, shares of Stock purchased upon exercise of an warrant may be issued in the name of the Employee or another person. The Employee shall not be entitled to any rights as a stockholder of the Company in respect of any shares of Stock covered by this


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warrant until such shares of Stock shall have been paid for in full and issued to the Employee.

                  5. As soon as practicable after the Company receives payment for shares of Stock covered by this warrant, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Employee. Such certificate shall be registered in the name of the Employee, or in such other name or names as the Employee shall request.

                  6. This warrant is personal to the Employee and during the Employee's lifetime may be exercised only by the Employee. This warrant shall not be transferable other than by will or the laws of descent and distribution.

                  7. In the event that the Employee's employment as an employee of the Company or of any Subsidiary or Parent (hereinafter the "Employee's employment") is terminated prior to the time that this warrant has been fully exercised, this warrant shall be exercisable, as to any remaining shares of Stock subject hereto, as follows:

                  (i) If the Employee's employment is terminated by action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or any Subsidiary or Parent, this warrant may be exercised by the Employee within three months after such termination, but only as to any shares exercisable on the date the Employee's employment so terminates;

                  (ii) In the event of the death of the Employee during the three month period after termination of the Employee's employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any warrants which were exercisable by the Employee at the time of his death; and

                  (iii) In the event of the death of the Employee during the period of the Employee's employment, the warrant shall thereupon become exercisable in full, and the person or persons to whom the Employee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Employee's death to exercise such warrant.

                  Notwithstanding the foregoing, this warrant shall in no event be exercisable after the date of termination of such warrant specified in
Section 2 hereof.

                  8. This warrant does not confer on the Employee any right to continue as an employee of the Company or interfere in any way with the right of the Company to determine the


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terms of the Employee's employment.

                  9. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by this warrant, or in the warrant price per share hereunder, or both.

                  10. This warrant shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this warrant or the purchase of shares of Stock hereunder, this warrant may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the person exercising this warrant shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

                  11. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of this warrant, that the Employee (or any beneficiary or person entitled to exercise such warrant) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

                  12. All interpretations or determinations of the Committee shall be binding and conclusive upon the Employee and his legal representatives on any question arising hereunder.

                  13. All notices hereunder to the Company shall be delivered or mailed to the following address:


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                         Novametrix Medical Systems Inc.
                         5 Technology Drive
                         Wallingford, Connecticut  06492
                         Attention:  Secretary

Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Employee.

                                       NOVAMETRIX MEDICAL SYSTEMS INC.



                                       By_____________________________


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